                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 MEDIA 100 INC.



         Media 100 Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that, pursuant to Section 245 of the General Corporation Law of the State of Delaware, its Certificate of Incorporation, originally filed under the name of Data Translation, Inc. with the Secretary of State of the State of Delaware on September 10, 1996, is restated to read in its entirety as follows:


     1.     The name of the corporation is Media 100 Inc.


     2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.


     3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


     4. The corporation shall have two classes of stock, Common Stock, $.01 par value per share, and Preferred Stock, $.01 par value per share. The total number of shares that the corporation shall have authority to issue is 25,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.


     5. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     6. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.


     7. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


     8. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; PROVIDED, HOWEVER, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 8 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 8 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.


The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.


     9. (A) Except as set forth in Section (D) of this paragraph 9, the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required for the approval or authorization of any Business Combination of the corporation with any Related Person.


         (B)    For purposes of this paragraph 9:


                (1) The term "Business Combination" shall mean (i) any merger or consolidation of the corporation with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation the creation of a mortgage or any other security device of all or any substantial part of the assets of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (iii) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation, (iv) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the corporation or a subsidiary of the corporation, (v) the issuance of any securities of the corporation to a Related Person, (vi) the acquisition by the corporation or a subsidiary of the corporation of any securities of a Related Person, (vii) any reclassification of Common Stock of the corporation, or any recapitalization involving Common Stock of the corporation, consummated at a time that a Related Person exists and within two years after such Related Person becomes a Related Person, and (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.


                (2) The term "Related Person" shall include any individual, corporation, partnership or other person or entity (collectively, a "Person") that together with its affiliates and associates beneficially owns in the aggregate 5% or more of the outstanding shares of the capital stock of any class of the corporation, and any affiliate or associate of any such Person; PROVIDED, HOWEVER, that the term "Related Person" shall not include a Person that together with its affiliates and associates beneficially owned on December 31, 1995 in the aggregate more than 15% of the outstanding shares of any class of stock of the corporation's predecessor, Data Translation, Inc., a Massachusetts corporation, or any affiliate or associate of such Person.


                (3) The term "substantial part" shall mean more than 10% of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.


                (4) With respect to any proposed Business Combination, the term "continuing director" shall mean (i) directors who were members of the board of directors at December 31, 1995 of the corporation's predecessor corporation, Data Translation, Inc., a Massachusetts corporation and (ii) any other director who was a member of the Board of Directors of the corporation immediately prior to the time that any Related Person involved in the proposed Business Combination became a Related Person (or, if the transaction involves more than one Related

          Person, immediately prior to the time the first of such Persons to become a Related Person became a Related Person).


               (5) Any Person shall be deemed to be the beneficial owner of any shares of stock of the corporation


                         (i) that it owns directly, whether or not of record; or


                         (ii) that it has the right to acquire pursuant to any
                    agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or


                         (iii) that are beneficially owned, directly or
                    indirectly (including shares deemed to be owned through application of clause (ii) above), by an affiliate or associate: or


                         (iv) that are beneficially owned, directly or
                    indirectly, by any other Person or (including any shares which such other Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise) with which it or its affiliates or associates has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation.


                (6) The outstanding shares of stock of the corporation shall include shares deemed owned through the application of clauses (5)(ii),
         (iii) and (iv) above, but shall not include any other shares that may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.


                (7) The term "affiliate" shall mean any individual, corporation, partnership or other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


                (8) The term "associate" shall mean (i) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such Person is an officer, director, trustee, partner or employee or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities,
         (ii) any trust or other estate in which such Person serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of this corporation or of any of its subsidiaries.

         (C) The Board of Directors of the corporation shall have the power to determine for the purposes of this paragraph 9, on the basis of information known to the Board of Directors, whether (1) a Person is a Related Person, and
(2) a Person is an affiliate or associate of another. Any such determination shall be conclusive and binding for all purposes of this paragraph 9.


         (D) The provisions of this paragraph 9 shall not apply to any Business Combination with any Person if (1) the Board of Directors of the corporation has approved a memorandum of understanding with such other Person with respect to such transaction prior to the time such Person became a Related Person; (2) such transaction is otherwise approved by the Board of Directors of the corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were continuing directors; or (3) the Business Combination involves solely the corporation and a subsidiary greater than 50% of whose stock is owned by the corporation and none of whose stock is beneficially owned by a Related Person (other than beneficial ownership arising solely because of control of the corporation), provided that if the corporation is not the surviving company, each stockholder of the corporation receives the same type of consideration in such transaction in proportion to his stock holdings, the provisions of paragraphs 9 through 10 of this Certificate of Incorporation are continued in effect or adopted by such surviving company as part of its articles of association and such articles have no provisions inconsistent with such provisions, and the provisions of the corporation's by-laws are continued in effect or adopted by said surviving company.


         (E) This paragraph 9 may not be amended or rescinded except by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, at any regular or special meeting of the stockholders, but only if notice of the proposed alteration or amendment was contained in the notice of such meeting.


         10. The Board of Directors of the corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the corporation or (b) to effect a Business Combination (as defined in paragraph 9), shall, in connection with the exercise of its judgment in determining what is in the best interest of the corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:


                    (i) the interest of the corporation's stockholders;

                    (ii) whether the proposed transaction might violate federal or state laws;

                    (iii) not only the consideration being offered in the
               proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the corporation's financial condition and future prospects; and


                    (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its business.


In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.


       11. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.


       12. The provisions of Section 203 of the Delaware General Corporation law shall not apply to the corporation.


                      -----------------------------------


     This Restated Certificate of Incorporation was duly adopted by the directors of this Corporation, acting by unanimous written consent pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of this corporation's certificate of incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.


         IN WITNESS WHEREOF, Media 100 Inc. has caused this Restated Certificate of Incorporation to be signed by its President on this 24th day of February, 1997.



                                            By:      /s/ John A. Molinari
                                               ---------------------------------
                                                     John A. Molinari
                                                     President
ATTEST:



By:      /s/ Craig Barrows
   --------------------------------
         Craig Barrows
         Secretary